UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         GLOBAL SOURCES LIMITED.
             (Name of small business issuer in its charter)
                 (Formerly known as FIRST SUNRISE, INC.)

 Delaware                          6770                     13-4020643
(State or jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or      Classification Code Number)    Identification No.)
 organization)

 342 Madison Avenue, Suite 1500, New York, New York 10173 (212) 661-7575
     	(Address and telephone number of principal executive offices)

 342 Madison Avenue, Suite 1500, New York, NY
    	(Address of Principal place of business or intended principal place of business)

Andrea I. Weinstein, Esq., Schonfeld & Weinstein, L.L.P., 63 Wall Street,
 Suite 1801, New York, New York 10005, (212) 344-1600
	(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

Schonfeld & Weinstein, L.L.P.
63 Wall Street, Suite 1801
New York, New York 10005
(212) 344-1600

with a copy to:
Robert S. Schneider, Esq.
Graham & James, LLP
885 Third Avenue, 21st Floor
New York, New York 10022-4802
(212) 848-1000

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


PROSPECTUS SUPPLEMENT


GLOBAL SOURCES LIMITED
(Formerly known as FIRST SUNRISE, INC.)
	(a Delaware corporation)


This prospectus supplement for Global Sources Limited (formerly known as First Sunrise, Inc. and hereinafter referred to as "GSL") is made pursuant to Rule 419(e)(4) of Regulation C of the Securities Act of 1933.

The prospectus contained in GSL's post-effective amendment declared effective by the Securities and Exchange Commission on November 4, 1999 is incorporated herein and made a part hereof. All references to a "prospectus" refer to the aforementioned document.

Pursuant to Rule 419, all proceeds received by GSL in its initial public offering and all securities purchased in such offering were held in escrow pending a business combination, which business combination includes reconfirmation by shareholders representing a minimum of 80% of the securities offered in the GSL's initial public offering.

On November 4, 1999, FSI's post-effective amendment was declared effective by the Securities and Exchange Commission. Pursuant to Rule 419, the Company had to give shareholders a minimum of 20 business days and a maximum of 45 business days to reconfirm their investments. The Company tallied the shareholder reconfirmations on the 20th business day following the effectiveness of the post-effective amendment, as stated in the post-effective amendment. All but sixteen (16) shareholders reconfirmed their in pursuant to Rule 419) were returned to these investors. On December 15, 1999, the balance of $43,672.50 was released to GSL.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the
City of   New York, State of New York, on December 15, 1999.


                       GLOBAL SOURCES LIMITED
                            (Registrant)


             BY:         John Mazzuto
                         John Mazzuto, President



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

John Mazzuto
John Mazzuto                  		       	DATED
President, Secretary, Director


Jmaes Strupp
James Strupp                         			DATED
Chairman of the Board, Director


Robert Casper
Robert Casper		                        	DATED
Director